                                                                    Exhibit 25.4

      ___________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                   ________________________________________

                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

                  ____________________________________________
                                CSX Corporation
              (Exact name of obligor as specified in its charter)

Virginia                                                              62-1051971
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

One James Center
901 East Cary Street
Richmond, Virginia                                                         23219
(Address of principal executive offices)                              (Zip Code)


          _________________________________________________________
                           CSX Corporation guarantee
                 With respect to Trust Preferred Securities of
                              CSX Capital Trust I
                      (Title of the indenture securities)

      ___________________________________________________________________

                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of May, 2001.

                                   THE CHASE MANHATTAN BANK

                                       By  /s/ Ronald J. Halleran
                                         --------------------------------
                                          /s/  Ronald J. Halleran
                                               Assistant Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                 at the close of business December 31, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                 Dollar Amounts
                     ASSETS                                                        in Millions
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin........................................................          $ 22,648
  Interest-bearing balances................................................             6,608
Securities:................................................................
Held to maturity securities................................................               556
Available for sale securities..............................................            66,556
Federal funds sold and securities purchased under agreements to resell.....            35,508
Loans and lease financing receivables:
  Loans and leases, net of unearned income.................................          $158,034
  Less: Allowance for loan and lease losses................................             2,399
  Less: Allocated transfer risk reserve....................................                 0
                                                                                     --------
  Loans and leases, net of unearned income, allowance, and reserve.........           155,635
Trading Assets.............................................................            59,802
Premises and fixed assets (including capitalized leases)...................             4,398
Other real estate owned....................................................                20
Investments in unconsolidated subsidiaries and associated companies........               338
Customers' liability to this bank on acceptances outstanding...............               367
Intangible assets..........................................................             4,794
Other assets...............................................................            19,886
                                                                                     --------
TOTAL ASSETS...............................................................          $377,116
                                                                                     ========

                                  LIABILITIES

Deposits
  In domestic offices...................................................................      $132,165
  Noninterest-bearing ..................................................................      $ 54,608
  Interest-bearing .....................................................................        77,557
  In foreign offices, Edge and Agreement subsidiaries and IBF's.........................       106,670
Noninterest-bearing ....................................................................      $  6,059
  Interest-bearing......................................................................       100,611

Federal funds purchased and securities sold under agreements to repurchase..............        45,967
Demand notes issued to the U.S. Treasury................................................           500
Trading liabilities.....................................................................        41,384
Other borrowed money (includes mortgage indebtedness
       and obligations under capitalized leases):
    With a remaining maturity of one year or less.......................................         6,722
    With a remaining maturity of more than one year through three years.................             0
    With a remaining maturity of more than three years..................................           276
Bank's liability on acceptances executed and outstanding................................           367
Subordinated notes and debentures.......................................................         6,349
Other liabilities.......................................................................        14,515

TOTAL LIABILITIES.......................................................................       354,915

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                        0
Common stock............................................................................         1,211
Surplus  (exclude all surplus related to preferred stock)...............................        12,614
Undivided profits and capital reserves..................................................         8,658
Net unrealized holding gains (losses) on available-for-sale securities..................          (298)
Accumulated net gains (losses) on cash flow hedges......................................             0
Cumulative foreign currency translation adjustments.....................................            16
TOTAL EQUITY CAPITAL....................................................................        22,201
                                                                                              --------
TOTAL LIABILITIES AND EQUITY CAPITAL....................................................      $377,116
                                                                                              ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                    DOUGLAS A. WARNER III    )
                    WILLIAM B. HARRISON JR.  )DIRECTORS
                    ELLEN V. FUTTER          )